Exhibit 5.1

Junee Limited Vistra Corporate Services Centre Wickhams Cay II PO Box 3170 Road Town Tortola, VG1110 British Virgin Islands	D +1 284 852 7309
E michael.killourhy@ogier.com

Reference: 500971.00001/MJK/DNM

28 July 2023

Dear Sirs

Junee Limited, incorporated in the British Virgin Islands with company number 2073647 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-1 with number 333-266116 (the Registration Statement), including all amendments or supplements to such form filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), related to the offering of offering and sale (the Offering) of 3,881,710 ordinary shares of no par value each in the Company (each a Share and together the Shares) referred to in the Registration Statement as being so offered for sale, with 2,000,000 of such Shares (the New Shares) being new Shares to be issued and sold directly by the Company, and the remaining 1,881,710 of such Shares (the Selling Shareholder Shares) being existing issued and outstanding Shares held by the following present shareholders of the Company as detailed below:

Selling Shareholder	Number of Selling Shareholder Shares
(a) Rich Merchant Limited	508,570
(b) Florita Investments Limited	508,570
(c) Nice Honour International Investment Limited	508,570
(d) Plenty Partner Enterprises Limited	178,000
(e) Oasis Dragon Holdings Limited	178,000
(each a Selling Shareholder and together, the Selling Shareholders).

We understand that the New Shares and the Seller Shareholder Shares will be sold on a firm commitment basis by Pacific Century Securities, LLC as the underwriter of the Offering.

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 27 July 2023;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 27 July 2023,

(each of the searches in (b)(i) and (ii) together and including as both updated on 28 July 2023, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 21 July 2023 (the Registered Agent’s Certificate);

(d)	a copy of the revised register of members of the Company as at 18 July 2023 (the RoM) reflecting the consolidation of the Company's shares at a ratio of 1.225:1 and certain share transfers (such changes, the Capital Changes);

(e)	written resolutions of the directors of the Company dated 14 July 2023, 18 July 2023 and 28 July 2023 approving, inter alia, the Registration Statement, the issuance of the New Shares and the Capital Changes described above and certain other matters, and written resolutions of the sole shareholder of the Company dated 14 July 2023 approving the Capital Changes (such director resolutions and shareholder resolutions, the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof and hereof (but in the latter case with the exception to the refences to the types and number of shares presently in issue);

(g)	the accuracy and completeness of the RoM as at the date hereof; and

(h)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

Shares duly authorised, validly issued and non-assessable

(a)	The New Shares to be issued pursuant to the Offering have been duly authorized for issue by the Company and, when issued by the Company in accordance with the subscription terms thereof and subject to the receipt of the payment therefor, will be have been validly issued by the Company as fully paid and non-assessable.

(b)	The Selling Shareholder Shares were duly authorized for issue upon being so issued and have been validly issued by the Company and are fully paid and non-assessable.

No Taxation

(c)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offering or the sale, issue or transfer of the Shares comprised therein.

(d)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company in connection with the Offering or otherwise are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, subject to the assumption at paragraph 10 of Schedule 2, section 242 of the BCA provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ OGIER

Ogier

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